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                                                                 EXHIBIT 99.10.2

Dechert LLP [LOGO]                                 1900 K Street, NW
                                                   Washington, DC  20006-1110
                                                   +1  202  261  3300  Main
                                                   +1  202  261  3333  Fax
                                                   www.dechert.com

April 17, 2018

American United Life Insurance Company(R)
One American Square
Indianapolis, IN 46206-0368

Re:    AUL American Unit Trust
       (File Nos. 033-31375 and File No. 811-5929)

Dear Ladies and Gentlemen:

We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus filed as a part of Post-Effective Amendment No. 46 to AUL American Unit Trust's Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP
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Dechert LLP